UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

Visa continues to monitor the COVID-19 impact globally. We have provided performance metrics for November year-over-year growth rates as well as relative to 2019.
November U.S. payments volume was 133% of 2019 levels, flat with October, with Credit up 3 points and Debit down 4 points from October. Card not present excluding travel was 152% of 2019, flat with October, while card present fell 2 points to 117% of 2019. Across categories relative to 2019, November spending remained well above 2019 levels, with monthly travel spending above 2019 levels for the first time since the pandemic began.
International market payments volume in November versus the same period in 2019 generally increased several points from October levels in most countries, with notable increases in India, Australia and New Zealand.
Cross-border volume excluding intra-Europe transactions improved 11 points from October to 106% of 2019 in November, with card not present excluding travel volume up 7 points from October to 155% of 2019. Total card present and card not present travel cross-border volume excluding intra-Europe transactions increased 9 points from October to 75% of 2019, reflecting travel improvements in most parts of the world. Many countries reopened borders and relaxed restrictions at the beginning of November, especially in Asia and Latin America. With the border opening in the U.S. on November 8, inbound U.S. card present cross-border spending in the week ended November 30 was approximately 25 points above the month of October levels compared to 2019. Total November cross-border volume increased to 116% of 2019.
Global processed transactions were 126% of 2019 in November, in line with October.
The tables below show the increase / (decrease) and indexed results in certain key metrics against the comparable 2020 and 2019 periods, respectively, for October, November and quarter-to-date (October 1 – November 30, 2021):
Increase / (Decrease) Year-over-Year

	October	November	Quarter-to-Date
U.S. Payments Volume	21%	25%	23%
Credit	25%	31%	28%
Debit	18%	20%	19%
Cross-Border Volume Excluding Intra-Europe Transactions*	49%	56%	53%
Cross-Border Volume Total*	43%	44%	43%
Processed Transactions	21%	23%	22%

Indexed to 2019 with a Baseline of 100

	October	November	Quarter-to-Date
U.S. Payments Volume	133	133	133
Credit	122	125	123
Debit	146	142	144
Cross-Border Volume Excluding Intra-Europe Transactions*	95	106	100
Cross-Border Volume Total*	107	116	112
Processed Transactions	126	126	126

*In constant dollars

Charts that follow provide growth and index trends against the comparable 2020 and 2019 periods, respectively, by month for U.S. payments volumes, processed transactions and cross-border volumes. When indexed, the 2019 baseline is 100.

The foregoing information is preliminary in nature and has not been audited or reviewed by our auditors and is subject to change.

All information in Item 7.01 is furnished but not filed and shall not be deemed to be incorporated by reference into any of Visa’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent otherwise set forth therein.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of the ongoing effects of the coronavirus ("COVID-19") pandemic, the measures taken in response, as well as the speed and strength of an economic recovery; our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•impact of global economic, political, market, health and social events or conditions, including the ongoing effects of the COVID-19 pandemic;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2021, and our subsequent reports on Form 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: December 1, 2021	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Vice Chair, Chief Financial Officer